UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2007

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry Into a Material Definitive Agreement.

Subsequent to the distribution of our 2007 Proxy Statement, we received feedback from Institutional Shareholder Services regarding the proposed adoption of our 2007 Long-Term Incentive Plan (the “2007 Plan”). As a result, effective March 5, 2007, our Board of Directors approved amendments to the Plan to clarify certain language regarding repricing of stock options and stock appreciation rights.

We also received feedback from FMR Corp., one of our principal stockholders, regarding the 2007 Plan and the 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Plan”) which was adopted by our stockholders at the 2006 Annual Meeting of Stockholders. As a result, effective March 5, 2007 and concurrent with the amendments discussed above, our Board of Directors approved amendments to the 2006 Plan and the 2007 Plan to clarify minimum vesting and holding periods on full value awards under the two plans.

Amendment No. 1 to the 2007 Plan and Amendment No. 1 to the 2006 Plan are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to The Cooper Companies, Inc. 2007 Long-Term Incentive Plan
10.2	Amendment No. 1 to The Cooper Companies, Inc. 2006 Long-Term Incentive Plan for Non-Employee Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By	/s/ Carol R. Kaufman
Carol R. Kaufman
Senior Vice President of Legal Affairs, Secretary and Chief Administrative Officer

Dated: March 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to the 2007 Long-Term Incentive Plan of The Cooper Companies, Inc.
10.2	Amendment No. 2 to the 2006 Long-Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc.